Exhibit 99.2
ELLINGTON FINANCIAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
As of September 30, 2022, Ellington Financial Inc. (the “Company”) held a 49.6% ownership interest (the "Existing Equity Interest") in Longbridge Financial, LLC (“Longbridge”). On October 3, 2022, Ellington Financial Inc. (the “Company”) acquired a controlling interest in Longbridge Financial, LLC (“Longbridge”) (the “Subject Transaction”). The following unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) combine the historical consolidated financial position and results of operations of the Company and of Longbridge. The Pro Forma Financial Statements are based upon the historical financial statements of the Company and of Longbridge, after giving effect to the Subject Transaction, including associated transaction costs and various other adjustments that are described in the footnotes following the Pro Forma Financial Statements, and are intended to reflect the impact of the consolidation of Longbridge by the Company.
The Pro Forma Financial Statements are presented for illustrative purposes only. The Pro Forma Financial Statements should not be assumed to be an indication of the actual results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future. The pro forma condensed combined financial information has been prepared by the Company in accordance with Article 11 of Regulation S-X and should be read in conjunction with the separate historical audited consolidated financial statements of the Company and of Longbridge.
The unaudited pro forma condensed combined balance sheet relating to the Subject Transaction reflects such transaction as if it had been consummated on September 30, 2022 and includes transaction accounting adjustments for valuations of certain tangible and intangible assets by the Company’s management. The unaudited pro forma condensed combined statements of operations reflect the Subject Transaction as if it had been consummated on January 1, 2021 and combine the Company’s historical results for the nine-month period ended September 30, 2022 and the year ended December 31, 2021 with Longbridge’s historical results for the same periods. The Subject Transaction is accounted for using the acquisition method of accounting, in accordance with the provisions of ASC 805, Business Combinations. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded during the measurement period as prescribed by generally accepted accounting principles in the United States.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
(UNAUDITED)

	September 30, 2022
(In thousands)	Ellington Financial Inc.	Longbridge Financial, LLC	Transaction Accounting Adjustment		Pro Forma Combined
Assets
Securities, at fair value	$1,522,772	$—	$—		$1,522,772
Loans, at fair value	3,822,895	—	—		3,822,895
Reverse mortgage loans, at fair value	—	7,751,604	(53,178)	A	7,698,426
Other assets	997,042	110,154	(75,639)	B, C, D, E	1,031,557
Total Assets	6,342,709	7,861,758	(128,817)		14,075,650
Liabilities
Repurchase agreements	2,895,019	—	—		2,895,019
Other secured borrowings, at fair value	1,635,829	—	—		1,635,829
HMBS related obligations, at fair value	—	7,494,451	(45,927)	A	7,448,524
Other liabilities	631,232	271,126	—		902,358
Total Liabilities	5,162,080	7,765,577	(45,927)		12,881,730
Equity
Total Stockholders' Equity	1,155,306	96,181	(84,552)		1,166,935
Non-controlling interests	25,323	—	1,662	F	26,985
Total Equity	1,180,629	96,181	(82,890)		1,193,920
Total Liabilities and Equity	$6,342,709	$7,861,758	$(128,817)		$14,075,650

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)

	Nine-Month Period Ended September 30, 2022
(In thousands, except per share amounts)	Ellington Financial Inc.	Longbridge Financial, LLC(1)	Transaction Accounting Adjustment		Pro Forma Combined
Net Interest Income
Interest income	$192,388	$6,864	$—		$199,252
Interest expense	(82,121)	(11,732)	—		(93,853)
Total net interest income	110,267	(4,868)	—		105,399
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(51,272)	10,535	—		(40,737)
Realized gains (losses) on financial derivatives, net	89,108	2,111	—		91,219
Unrealized gains (losses) on securities and loans, net	(477,253)	(2,896)	—		(480,149)
Unrealized gains (losses) on financial derivatives, net	98,082	7,121	—		105,203
Unrealized gains (losses) on other secured borrowings, at fair value, net	202,329	—	—		202,329
Unrealized gains (losses) on senior notes, at fair value	16,485	—	—		16,485
Net change from reverse mortgage loans held for investment, at fair value	—	(91,901)	—		(91,901)
Net change related to HMBS obligations, at fair value	—	115,223	—		115,223
Other, net	1,123	1,657	—		2,780
Total other income (loss)	(121,398)	41,850	—		(79,548)
Expenses
Base management fee to affiliate, net	12,206	—	—		12,206
Incentive fee to affiliate	—	—	—		—
Investment related expenses	20,472	19,382	—		39,854
Salaries, commissions and benefits	—	37,423	—		37,423
Other expenses	14,454	10,439	581	H	25,474
Total expenses	47,132	67,244	581		114,957
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings (Losses) from Investments in Unconsolidated Entities	(58,263)	(30,262)	(581)		(89,106)
Income tax expense (benefit)	(14,867)	—	(3,081)	I	(17,948)
Earnings (losses) from investments in unconsolidated entities	(54,284)	—	37,102	J	(17,182)
Net Income (Loss)	(97,680)	(30,262)	39,602		(88,340)
Net income (loss) attributable to non-controlling interests	(1,075)	—	(242)	K	(1,317)
Dividends on preferred stock	11,468	—	—		11,468
Net Income (Loss) Attributable to Common Stockholders	(108,073)	(30,262)	39,844		(98,491)
Basic and Diluted Net Income (Loss) per Share of Common Stock(2)	$(1.82)	$(0.50)	$0.66		$(1.66)
(1)The Company has made reclassifications to certain line items on Longbridge’s Statement of Operations to align to the Company’s presentation.
(2)Based on 60,049,790 weighted average shares of the Company’s common stock and outstanding convertible non-controlling interest units, which are participating non-controlling interests of the Company for the nine-month periods ended September 30, 2022. See Note L in the Notes to Pro Forma Condensed Combined Financial Statements for additional information.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)

	Year Ended December 31, 2021
(In thousands, except per share amounts)	Ellington Financial Inc.	Longbridge Financial, LLC(1)	Transaction Accounting Adjustment		Pro Forma Combined
Net Interest Income
Interest income	$175,505	$3,927	$—		$179,432
Interest expense	(44,030)	(8,955)	—		(52,985)
Total net interest income	131,475	(5,028)	—		126,447
Other Income (Loss)
Realized gains (losses) on securities and loans, net	5,017	4,358	—		9,375
Realized gains (losses) on financial derivatives, net	11,502	(133)	—		11,369
Unrealized gains (losses) on securities and loans, net	(30,802)	1,577	—		(29,225)
Unrealized gains (losses) on financial derivatives, net	10,355	—	—		10,355
Unrealized gains (losses) on other secured borrowings, at fair value, net	15,844	—	—		15,844
Net change from reverse mortgage loans held for investment, at fair value	—	19,483	—		19,483
Net change related to HMBS obligations, at fair value	—	64,069	—		64,069
Bargain purchase gain	—	—	8,550	G	8,550
Other, net	7,646	6,289	—		13,935
Total other income (loss)	19,562	95,643	8,550		123,755
Expenses
Base management fee to affiliate, net	13,422	—	—		13,422
Incentive fee to affiliate	15,658	—	—		15,658
Investment related expenses	18,544	17,897	—		36,441
Salaries, commissions and benefits	—	33,205	—		33,205
Other expenses	17,817	7,990	974	H	26,781
Total expenses	65,441	59,092	974		125,507
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings (Losses) from Investments in Unconsolidated Entities	85,596	31,523	7,576		124,695
Income tax expense (benefit)	3,144	—	—		3,144
Earnings (losses) from investments in unconsolidated entities	58,104	—	(13,887)	J	44,217
Net Income (Loss)	140,556	31,523	(6,311)		165,768
Net income (loss) attributable to non-controlling interests	7,093	—	252	K	7,345
Dividends on preferred stock	8,117	—	—		8,117
Net Income (Loss) Attributable to Common Stockholders	$125,346	$31,523	$(6,563)		$150,306
Basic and Diluted Net Income (Loss) per Share of Common Stock(2)	$2.58	$0.64	$(0.13)		$3.09
(1)The Company has made reclassifications to certain line items on Longbridge’s Statement of Operations to align to the Company’s presentation.
(2)Based on 49,214,931 weighted average shares of the Company’s common stock and outstanding convertible non-controlling interest units, which are participating non-controlling interests of the Company for the year ended December 31, 2021. See Note L in the Notes to Pro Forma Condensed Combined Financial Statements for additional information.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
A.Adjustment to reflect the estimated fair value, at transaction date. Longbridge includes Reverse mortgage loans, at fair value on its standalone balance sheet in either Mortgage loans held for sale, at fair value and Reverse mortgage loans held for investment, at fair value.
B.Includes adjustment of $(0.5) million to reflect the estimated fair value of loan commitments acquired.
C.Includes the cash payment of $38.9 million made by the Company related to the Subject Transaction as an adjustment to the Company’s cash and cash equivalents.
D.Includes the reversal of the fair value of the Company’s existing investment in Longbridge of $38.9 million, as of September 30, 2022.
E.Includes adjustment for intangible assets acquired by the Company. The following table details the intangible assets acquired by the Company, including various intangible assets recognized on Longbridge’s balance sheet at the date of acquisition.

	As of October 3, 2022
	Total Fair Value of Intangibles Assets Acquired	Useful Life
Intangible Asset:	(In thousands)	(In months)
Internally developed software	$1,400	36
Trademarks/trade names	1,200	Indefinite
Customer relationships	700	240
Non-compete agreements	200	6
Total identified intangible assets	$3,500
F.Reflects adjustment for the fair value of non-controlling interests. As a result of the Subject Transaction, the Company owns 99.2% of Longbridge. The remaining 0.8% is owned by various executives of Longbridge who continue to hold their equity interests in Longbridge post acquisition.
G.The Company recognized a bargain purchase gain of $8.6 million; calculated as the recognized amount of the identifiable net assets acquired less: (i) the fair value of the consideration transferred, (ii) the fair value of the previously held 49.6% equity interest in Longbridge, (iii) the fair value of the non-controlling interest, and (iv) the deferred tax liability created as a result of the bargain purchase gain.
H.Reflects adjustment for the amortization expense related to intangible assets acquired.
I.Represents the release of a valuation allowance fully reserving against deferred tax liabilities related to the bargain purchase gain.
J.Reflects the adjustment to reverse net unrealized gains (losses) recognized by the Company related to its existing non-controlling equity interest in Longbridge, for which the Company had elected the fair value option as provided for under ASC 825, Financial Instruments.
K.Represents the adjustment for non-controlling interests’ allocation of net income (loss) at Longbridge.
L.The components used in the computation of basic and diluted net income (loss) per share of common stock consist of net income (loss) less dividends on preferred shares of the Company and any net income (loss) attributable to joint venture partners of the Company, which have non-participating non-controlling interests. For the nine-month period ended September 30, 2022 and the year ended December 31, 2021, net income (loss) attributable to joint venture partners excluded from the computation basic and diluted net income (loss) per share of common stock was $0.3 million and $5.3 million, respectively.